Exhibit 10.33

SECURITY AGREEMENT

Pursuant to the terms of the Guaranty by Gold/Gold/Gold, Inc., a California corporation (“GGG”), QGM, LLC, an Ohio limited liability company (“QGM”), QG Refining, LLC, an Ohio limited liability company (“QGR”), J&M Group Holdings Inc., a Delaware corporation (“JM Holdings”), and J&M Group Holdings Italy, LLC, an Ohio limited liability company (“JM Italy”) (GGG, QGM, QGR, JM Holdings, and JM Italy, each, individually and collectively, “Guarantor”) in favor of PNC Bank, National Association ("Lender") of even date herewith (as amended, restated or modified from time to time, the “Guaranty”), and in consideration of and as an inducement to the financial accommodations made or to be made by Lender to Quality Gold, Inc., an Ohio corporation (“QGI”), MTM, Inc., a Delaware corporation (“MTM”), Gold Limited Liability Company, a California limited liability company (“Gold”), LogoArt LLC, a Kentucky limited liability company (“Logo”) (QGI, MTM, Gold, Logo, and each Person joined to the Credit Agreement described below as a borrower from time to time, individually and collectively, “Borrower”) under the Revolving Credit, Term Loan and Security Agreement of even date herewith by and between Lender and Borrower (as amended, restated or modified from time to time, the "Credit Agreement"), and for other good and valuable consideration the receipt of which is acknowledged, Guarantor hereby transfers, assigns, pledges and grants to Lender a security interest in the following collateral, wherever located, now existing and hereafter arising or coming into existence (the "Collateral"):

1.	All of Guarantor’s assets, including without limitation, all Accounts, Inventory, Equipment, General Intangibles, Chattel Paper, Commercial Tort Claims, Investment Property, Instruments, Documents, Letter of Credit Rights, and Supporting Obligations;

2.	All moneys, credits, securities, investment property, and other property of any nature whatsoever of Guarantor now or hereafter in the possession of, in transit to or from, under the custody or control of, or on deposit with (whether held by Guarantor individually or jointly with another and including specifically but not by way of limitation all demand, time, savings, passbook, or other similar accounts) Lender, including but not limited to cash collateral accounts; and

3.	The proceeds (including insurance proceeds) and products of the foregoing in whatever form the same may be,

for the purpose of securing the performance of and payment to Lender of all of the Obligations (as defined in the Guaranty). This Security Agreement (this “Agreement”) is a Guarantor Security Agreement, as defined in the Credit Agreement.

Guarantor further warrants to and agrees with Lender as follows:

1.	Preservation of Collateral. Guarantor will keep the Collateral in good order and repair at all times, will use same with reasonable care and caution, will not without the written consent of Lender part with possession or ownership thereof except in the Ordinary Course of Business, and will exhibit the Collateral to Lender upon demand. Guarantor will promptly notify Lender of any material loss or damage to the Collateral. Guarantor will not use, or permit the Collateral to be used, in violation of any Applicable Law.

2.	Execution of Appropriate Documentation with Respect to Collateral.

2.1	With respect to any and all of the Collateral, Guarantor agrees to do and cause to be done all things necessary or appropriate to perfect, maintain the priority of and keep in full force and effect the security interest granted by Guarantor to Lender, including, but not limited to, the prompt payment upon demand therefor by Lender of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any document or the taking of any action deemed necessary or appropriate by Lender to perfect, protect, or enforce a security interest in any of the Collateral for the benefit of Lender, subject only to Permitted Encumbrances. All amounts not so paid when due will be added to the Obligations and (in addition to other rights and remedies resulting from such non-payment) will bear interest from the date of demand until paid in full at the Default Rate. Guarantor also authorizes Lender to file one or more financing statements, as deemed necessary or desirable by Lender (including but not limited to any correction statements as set forth more fully in UCC Section 9-518), which financing statements lists or otherwise describes the Collateral as consisting of all of Guarantor's assets or words to that effect, regardless of the actual description of the Collateral set forth in this Agreement. Guarantor hereby ratifies any filing by Lender that predates the date of this Agreement but that was intended to perfect the security interest granted hereby.

2.2	In addition to the foregoing and not in limitation thereof, Guarantor agrees to furnish Lender with properly executed control agreements, registrar’s certificates, issuer acknowledgements of Lender’s interest in the Letter of Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and will take all appropriate action acceptable to Lender sufficient to establish Lender’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending will have priority as against a lien creditor, a purchaser of such Collateral from Guarantor, or a security interest perfected by any person not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to Lender and sufficient under applicable law so that Lender will have a security interest in all such Collateral perfected by control.

2.3	In addition to the foregoing and not in limitation thereof, Guarantor agrees to deliver to Lender, or, if Lender has specifically consented in each instance, to an agent or bailee of Lender who has acknowledged such status in a properly executed control agreement, possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession will have priority as against persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, all in form and substance acceptable to Lender, and subject only to Permitted Encumbrances.

3.	Insurance. Guarantor will keep its insurable real and personal property insured with responsible insurance companies against loss or damage by fire, windstorm and other hazards which are commonly insured against in an extended coverage endorsement in an amount equal to not less than 90% of the insurable value thereof on a replacement cost basis and also maintain public liability insurance in a reasonable amount. In addition, Guarantor will maintain extended liability insurance covering its operations of at least $1,000,000 and in a form and with companies reasonably satisfactory to Lender. Notwithstanding the foregoing, such property insurance will at all times be in an amount so that Guarantor will not be deemed a "co-insurer" under any co-insurance provisions of such policies. All such insurance policies will name Lender as an additional insured and, where applicable, as lender's loss payee under a loss payable endorsement satisfactory to Lender. All such policies will be in form and substance satisfactory to Lender and will provide that thirty (30) days' prior written notice must be given to Lender before such policy is altered or cancelled. Schedules of all insurance of Guarantor will be submitted to Lender upon request. Such schedules will contain a description of the risks covered, the amounts of insurance carried on each risk, the name of the insurer and the cost of such insurance to Guarantor. Guarantor will provide new schedules to Lender promptly to reflect any change in insurance coverage. Guarantor will deliver to Lender certificates representing such insurance policies upon the execution hereof or, if requested, copies of such policies. Lender shall be entitled to settle all insurance claims without the consent of Guarantor. All amounts payable in settlement of insurance losses will be paid to Lender and may be applied, at Lender's option, to the Obligations, or used to repair, replace or restore the Collateral.

4.	Payment of Expenses by Lender. At its option, Lender may discharge taxes and Liens as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance and preservation of the Collateral, as determined by Lender to be necessary, and such expenditures will become a part of the Obligations. Guarantor will reimburse Lender on demand for any payment so made or any expense incurred by Lender pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Lender.

5.	Information. Guarantor will furnish to Lender from time to time if and as requested current lists of the Collateral including names and addresses of account debtors and agings of Accounts; and, if and when requested by Lender from time to time, will furnish to it copies of all purchase orders, inventory lists, billings, shipping orders, correspondence and other instruments or writings in any way evidencing or relating to the Collateral or the proceeds thereof. Lender and its designated representatives and agents will have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located.

6.	Receipt of Payment; Set off. Upon the occurrence of an Event of Default and in the event that Guarantor receives payment of or proceeds from any of the Collateral, including without limitation Accounts, monies, checks, notes, drafts, or any other items of payment, Guarantor agrees that Guarantor will deliver to Lender the same in the form received by Guarantor (together with such endorsements required to transfer and perfect title to and in Lender) without commingling with any funds belonging to Guarantor, and promptly will deposit the same in a special collateral account with Lender. Upon the occurrence of an Event of Default, Guarantor authorizes Lender at any time without notice to appropriate and apply any balances, credits, deposits or accounts or money of Guarantor (held individually or with others) in its possession, custody or control to the payment of the Obligations, all of which may at all times be held and treated as additional Collateral.

7.	Notification of Third Party Guarantors. Lender at any time after the occurrence of an Event of Default, and without notice to Guarantor, may notify any persons who are indebted to Guarantor with respect to any of the Collateral of the assignment thereof to Lender and may direct such account debtors to make payment directly to Lender of the amounts due. At the request of Lender after the occurrence of an Event of Default, Guarantor will direct any persons who are indebted to Guarantor with respect to any of the Collateral to make payment directly to Lender. Lender is authorized to give receipts to such account debtors for any such payments and the account debtors will be protected in making such payments to Lender.

8.	Representations, Warranties and Covenants. Guarantor represents, warrants and covenants to Lender that, except for any Permitted Encumbrances: (a) Guarantor has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral and the same is free from all encumbrances and rights of set off of any kind, and Guarantor has not authorized any other action or executed any other record that has given any other person any right to any of the Collateral; (b) except as herein provided, Guarantor will not hereafter without the prior written consent of Lender sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of set off, lien or security interest to exist thereon; (c) Guarantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) each General Intangible is genuine and enforceable in accordance with its terms and Guarantor will defend the same against all claims, demands, set offs and counterclaims at any time asserted; (e) at the time any Account becomes subject to this Agreement, such Account will be what it purports to be and a good and valid account representing a bona fide sale of goods or services by Guarantor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors; (f) all of the information provided by Guarantor (or by Borrower with respect to Guarantor) to Lender is true and complete in all respects; (g) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority, and (h) Guarantor holds no Commercial Tort Claims (which, for the purposes hereof, will be defined as set forth in the UCC, provided that it will refer only to such claims that have been asserted in a judicial proceeding) of which it has not advised Lender in writing within 10 days of the filing of such claim, and which, upon such filing will be subject to the terms of this Agreement.

9.	Receivers. Upon or at any time after the occurrence of an Event of Default, Lender may obtain the appointment of a receiver of the Collateral. Such appointment may be made without notice, and without regard to (i) the solvency or insolvency, at the time of application for such receiver, of the entity or entities liable for the payment of the Obligations; and (ii) the value of the Collateral at such time. Such receiver will have the power to take possession, control, and care of the Collateral and to collect all accounts resulting therefrom. Notwithstanding the appointment of any receiver, trustee, or other custodian, Lender will be entitled to the possession and control of any cash, or other instruments at the time held by, or payable or deliverable under the terms of this Agreement.

10.	Place of Business. Guarantor now keeps and will continue to keep its books and records concerning the Collateral at its principal place of business specified in the notice section of the Guaranty.

11.	Guarantor's Consent. Guarantor consents, with respect to any of the Collateral, to all extensions or postponements of time of payment thereof or any other indulgences in connection therewith, to the acceptance of partial payments thereon and to the settlement, compromise and adjustment thereof, all in such manner and at such time or times as Lender deems advisable.

12.	Default.

12.1	Upon the occurrence of an Event of Default (as defined in the Guaranty), Lender may exercise any one or more of the rights and remedies granted pursuant to this Agreement, the Guaranty or given to a secured party under applicable law, as it may be amended from time to time, including but not limited to the right to take possession and sell, lease or otherwise dispose of the Collateral and, at its option, operate, use or exercise any rights of ownership pertaining to the Collateral as the Lender deems necessary to preserve the value and receive the benefits of the Collateral and notifying all persons subject to a control agreement who may otherwise have possession or control of any of the Collateral and taking possession of any such Collateral. Upon the occurrence of an Event of Default, Lender may, so far as Guarantor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and take possession of and remove the same therefrom. At the request of Lender, Guarantor agrees to store for a reasonable period all or any part of the Collateral in such a way as to prevent deterioration of any of the Collateral on property owned by Guarantor, if any, and Guarantor will insure such Collateral for the benefit of Lender. Guarantor gives permission to Lender to conduct a sale of any or all of the Collateral, which sale may be conducted on any real property owned by Guarantor, if any, without charge or interference by Guarantor. Lender may require Guarantor to make the Collateral available to Lender at a place to be designated by Lender that is reasonably convenient to both parties. Guarantor waives all claims for damages by reason of any seizure, repossession, retention, use, or sale of the Collateral under the terms of this Agreement. Guarantor waives all suretyship defenses.

12.2	The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by Lender will be applied to the Obligations in the order determined by Lender. If any excess remains after the discharge of all of the Obligations, the same will be paid to Guarantor. If after exhausting all of the Collateral, there should be a deficiency, Guarantor will be liable therefor to Lender, provided, however, that nothing contained herein will obligate Lender to proceed against the Collateral prior to making a claim against Guarantor or any other party obligated under the Obligations or prior to proceeding against any other collateral for the Obligations.

12.3	Whenever notice is required by law to be sent by Lender to Guarantor of any sale, lease or other disposition of the Collateral, ten (10) days written notice sent to Guarantor's address in the Guaranty will be reasonable.

13.	Rights of Lender; Power of Attorney. Guarantor hereby irrevocably constitutes and appoints Lender and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Guarantor or in its name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Guarantor hereby gives Lender the power and right, on behalf of Guarantor, after an Event of Default, and without notice to or assent by Guarantor, to do the following:

13.1	to receive payment of, endorse, and receipt for, any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral;

13.2	to commence and prosecute any suits, actions or proceeding at law or in equity in any court of competent jurisdiction to collect any of the Collateral and to enforce any other right in respect of the Collateral;

13.3	to settle, compromise or adjust any suit, action or proceeding described above, and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and

13.4	generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option, at any time, or from time to time, all acts and things which Lender deems necessary to protect or preserve the Collateral and Lender's security interest and rights therein in order to effect the intent of this Agreement, all as fully and effectively as Guarantor might do.

Guarantor hereby ratifies all that such attorneys will lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest, will be irrevocable and will terminate only upon payment in full of the Obligations and the termination of this Agreement. The powers conferred upon Lender hereunder are solely to protect Lender's interests in the Collateral and will not impose any duty upon it to exercise any such powers. Lender will have no obligation to preserve any rights of any third parties in the Collateral. Lender will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents will be responsible to Guarantor for any action taken or omitted to be taken in good faith or in reliance on the advice of counsel except for its own gross negligence or willful misconduct.

14.	General.

14.1	Waiver. No delay or omission on the part of Lender to exercise any right or power arising from any Event of Default will impair any such right or power or be considered a waiver of any such right or power or a waiver of any such Event of Default or an acquiescence therein nor will the action or non-action of Lender in case of such Event of Default impair any right or power arising as a result thereof or affect any subsequent default or any other default of the same or a different nature.

14.2	Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be given in the manner specified in the Guaranty.

14.3	Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Guarantor and Lender and their respective successors and assigns, provided, however, that Guarantor may not assign, transfer, or delegate any of Guarantor’s obligations under this Agreement in whole or in part without the prior written consent of Lender and Lender at any time may assign this Agreement in whole or in part. All references herein to the "Guarantor" and "Lender" will be deemed to apply to Guarantor and Lender and their respective heirs, administrators, successors and assigns. Any purported assignment, delegation, or transfer in violation of this Section is void.

14.4	Modifications. No modification or waiver of any provision of this Agreement nor consent to any departure by Guarantor therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver or consent will in any event be effective unless the same is in writing and specifically refers to this Agreement, and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case will entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

14.5	Appraisal. From time to time, Lender may require a reappraisal of the Collateral, which appraisal will be paid for by Guarantor. Such appraisal will be in form and content satisfactory to Lender and be performed by an independent, certified appraiser selected by Lender.

14.6	Illegality. If fulfillment of any provision hereof or any transaction related hereto or of any provision of this Agreement, at the time performance of such provision is due, involves transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled will be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only will be void, as though not herein contained, and the remainder of this Agreement will remain operative and in full force and effect.

14.7	Continuing Agreement. This is a continuing Agreement and will continue in effect until terminated by Lender, even though all or any part of the Obligations have been paid in full and even though for a period of time Guarantor may not be indebted to Lender.

14.8	Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

14.9	Headings. The headings in this Agreement are for convenience only and will not limit or otherwise affect any of the terms hereof.

14.10	Liability of Lender. Guarantor hereby agrees that Lender will not be chargeable for any negligence, mistake, act or omission of any employee, accountant, examiner, agent or attorney employed by Lender (except for their willful misconduct) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

14.11	Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Any party so executing and delivering this Agreement by facsimile or other electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart delivered by facsimile or other electronic transmission.

14.12	Definitions. Capitalized terms used herein and not otherwise defined will be given the definitions set forth in the Credit Agreement, and if not defined therein, in the Uniform Commercial Code (the “UCC”) in force and effect in the State indicated in the Governing Law section of this Agreement. To the extent that a capitalized term is defined in Article 9 of the UCC differently than in another Article of the UCC of such state, the term will be given the meaning set forth in Article 9 of the UCC.

14.13	Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applied to contracts to be performed wholly within the State of Ohio, without regard to conflicts of law principles. Any judicial proceeding brought by or against Guarantor with respect hereto or any related agreement may be brought in any court of competent jurisdiction in Ohio, United States of America, and, by execution and delivery of this Agreement, Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Guarantor at its principal address and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Guarantor in the courts of any other jurisdiction. Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Guarantor waives the right to remove any judicial proceeding brought against Guarantor in any state court to any federal court. Any judicial proceeding by Guarantor against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in Ohio.

14.14	WAIVER OF JURY TRIAL. GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY OR ANY OTHER DOCUMENT IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Guarantor acknowledges that Guarantor has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

Dated as of: December 20, 2018

Signature Pages Follow

Signature Page to Security Agreement

Gold/Gold/Gold, Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
Chief Financial Officer

QGM, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
Manager

QG Refining, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer

J&M Group Holdings Inc.

By:	/s/ Michael Langhammer
Michael Langhammer
President/Secretary

J&M Group Holdings Italy, LLC

By:	/s/ Michael Langhammer
Michael Langhammer
President/Treasurer

Signature Page to Security Agreement

PNC Bank, National Association

By:	/s/ David C. Beckett
David C. Beckett
Senior Vice President